Exhibit 99.1
FOR IMMEDIATE RELEASE

MaxLinear, Inc. Announces Second Quarter 2019 Financial Results
Carlsbad, Calif. – July 25, 2019 – MaxLinear, Inc. (NYSE: MXL), a leading provider of RF, analog and mixed-signal integrated circuits for the connected home, and industrial and multi-market applications, today announced financial results for the second quarter ended June 30, 2019.

Second Quarter Financial Highlights
GAAP basis:

•	Net revenue was $82.5 million, down 3% sequentially, and down 19% year-on-year.

•	GAAP gross margin was 53.4%, compared to 53.3% in the prior quarter, and 55.5% in the year-ago quarter.

•
GAAP operating expenses were $47.0 million in the second quarter 2019, or 57% of net revenue, compared to $52.9 million in the prior quarter, or 63% of net revenue, and $56.6 million in the year-ago quarter, or 56% of net revenue.

•	GAAP loss from operations was 4% of revenue, compared to loss from operations of 9% in the prior quarter, and loss from operations of 0% in the year-ago quarter.

•
Net cash flow provided by operating activities was $12.4 million, compared to cash flow provided by operating activities of $16.0 million in the prior quarter and cash flow provided by operating activities of $35.8 million in the year-ago quarter.

•	GAAP income tax benefit was $3.4 million, compared to an income tax benefit of $6.5 million in the prior quarter, and income tax provision of $11.2 million in the year-ago quarter.

•	GAAP net loss was $2.2 million, compared to net loss of $4.9 million in the prior quarter, and net loss of $14.4 million in the year-ago quarter.

•	GAAP diluted loss per share was $0.03, compared to diluted loss per share of $0.07 in the prior quarter, and diluted loss per share of $0.21 in the year-ago quarter.
Non-GAAP basis:

•	Non-GAAP gross margin was 63.9%. This compares to 63.5% in the prior quarter, and 64.6% in the year-ago quarter.

•	Non-GAAP operating expenses were $32.8 million, or 40% of revenue, compared to $35.7 million or 42% of revenue in the prior quarter, and $37.1 million or 37% of revenue in the year-ago quarter.

•	Non-GAAP income from operations was 24% of revenue, compared to 21% in the prior quarter, and 28% in the year-ago quarter.

•	Non-GAAP effective tax rate was 7% of non-GAAP pre-tax income, compared to 7% in the prior quarter, and 7% in the year-ago quarter.

•	Non-GAAP net income was $16.0 million, compared to $13.5 million in the prior quarter, and $23.7 million in the year-ago quarter.

•	Non-GAAP diluted earnings per share was $0.22, compared to diluted earnings per share of $0.19 in the prior quarter, and diluted earnings per share of $0.34 in the year-ago quarter.

Recent Business Highlights

•	Announced that Cambridge Industries Group has selected the MxL3710 MoCA 2.5 SoC for their next-generation 10G PON ONT devices.

•	Announced that Raspberry Pi has selected MxL7704 Universal PMIC to power its latest single-board computer, the Raspberry Pi 4.

•	Announced that ZTE Strawcom Telecommunications Co., Ltd has selected MaxLinear's G.hn Wave-2 chipset to develop a new family of fiber-to-the-home (FTTH) fiber extenders.

Management Commentary

“In the second quarter, revenue results were in line with our revised guidance, gross margin improved nicely in the quarter and operating expenses continued to trend lower due to disciplined execution. We remain focused on succeeding in the new emerging 5G wireless and fiber-optic datacenter high-speed interconnect infrastructure markets as we grow the company beyond the connected home market, which remains weak due to delayed investment from the service providers and uncertainty around tariffs and customer supply chains,” commented Kishore Seendripu, Ph.D., Chairman and CEO.

“We continued to execute on our new 14nm CMOS 4x4 Quad RF transceiver system-on-chip solution for the 5G wireless infrastructure market. These efforts addressing the 5G market continue to be exciting due to the additional content that we are growing on a per-system basis and increasing confidence in realizing revenues in the coming year. Also, our 400 gigabit PAM4 DSP SoC with integrated laser drivers and companion quad-TIA system solution is progressing extremely well with continued traction in the hyperscale data center market,” continued Dr. Seendripu.

Third Quarter 2019 Business Outlook
The company expects revenue in the third quarter 2019 to be approximately $77 million to $83 million. Due to continued restrictions and lack of clarity from the U.S. Government on the ability to ship product to Huawei, related revenues are excluded from our guidance until further direction is given. The Company also estimates the following:

•	GAAP gross margin of approximately 52.0% to 52.5%;

•	Non-GAAP gross margin of approximately 63.0% to 63.5%;

•	GAAP operating expenses of approximately $46.5 million to $47.5 million; and

•	Non-GAAP operating expenses of approximately $31.0 million to $32.0 million.

Webcast and Conference Call
MaxLinear will host its second quarter financial results conference call today, July 25, 2019 at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). To access this call, dial US toll free: 1-877-407-3109 / International: 1-201-493-6798. A live webcast of the conference call will be accessible from the investor relations section of the MaxLinear website at http://investors.maxlinear.com, and will be archived and available after the call at http://investors.maxlinear.com until August 8, 2019. A replay of the conference call will also be available until August 8, 2019 by dialing US toll free: 1-877-660-6853 / International: 1-201-612-7415 and Conference ID#: 13692485.

Cautionary Note Concerning Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among others, statements concerning our future financial performance (including specifically our current guidance for third quarter 2019 revenue, gross margins, and operating expenses) and statements concerning expectations of potential developments in our target markets, including management’s views with respect to the prospects for and trends in our connected home and 5G wireless and fiber-optic high-speed interconnect infrastructure markets. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to be materially different from any future results expressed or implied by the forward-looking statements. Forward-looking statements are based on management’s current, preliminary expectations and are subject to various risks and uncertainties. Risks and uncertainties affecting our business and future operating results include, without limitation, intense competition in our industry; our dependence on a limited number of customers for a substantial portion of our revenues; uncertainties concerning how end user markets for our products will develop, including in particular new markets we are entering such as the 5G wireless and fiber-optic data center high-speed interconnect infrastructure markets but also existing markets such as connected home; uncertainties concerning the outcome of global trade negotiations, export control limitations, and heightened geopolitical risks generally; potential uncertainties arising from continued consolidation among cable television and satellite operators in our target markets and continued consolidation among competitors within the semiconductor industry generally; our ability to develop and introduce new and enhanced products on a timely basis and achieve market acceptance of those products, particularly as we seek to expand outside of our historic markets; potential decreases in average selling prices for our products; risks relating to intellectual property protection and the prevalence of intellectual property litigation in our industry; the impact on our financial condition of the indebtedness arising from the Exar transaction; our reliance on a limited number of third party manufacturers; and our lack of long-term supply contracts and dependence on limited sources of supply.
In addition to these risks and uncertainties, investors should review the risks and uncertainties contained in our filings with the Securities and Exchange Commission (SEC), including our most recent Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on February 5, 2019, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 filed with the SEC on May 1, 2019, and our Current Reports on Form 8-K, as well as the information to be set forth under the caption “Risk Factors” in MaxLinear’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, which we expect to file shortly. All forward-looking statements are based on the estimates, projections and assumptions of management as of July 25, 2019, and MaxLinear is under no obligation (and expressly disclaims any such obligation) to update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.
Use of Non-GAAP Financial Measures
To supplement our unaudited consolidated financial statements presented on a basis consistent with GAAP, we disclose certain non-GAAP financial measures, including non-GAAP gross margin, operating expenses, operating expenses as a percentage of revenue, income from operations as percentage of revenue, effective tax rate, net income and diluted earnings per share. These supplemental measures exclude the effects of (i) stock-based compensation expense; (ii) accruals related to our performance based bonus plan for 2019, which we currently intend to settle in shares of our common stock; (iii) accruals related to our performance based bonus plan for 2018 which we settled in shares of common stock in 2019; (iv) amortization of purchased intangible assets; (v) depreciation of fixed assets step-up; (vi) professional fees and settlement costs related to our previously disclosed IP and commercial litigation matters; (vii) severance and other restructuring charges; and (viii) non-cash income tax benefits and expenses and effects of the 2017 Tax Cuts and Jobs Act, or Tax Act, as applicable. These non-GAAP measures are not in accordance with and do not serve as an alternative for GAAP. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our GAAP results of operations. These non-GAAP measures should only be viewed in conjunction with corresponding GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.
We believe that non-GAAP financial measures can provide useful information to both management and investors by excluding certain non-cash and other one-time expenses that are not indicative of our core operating results. Among other uses, our management uses non-GAAP measures to compare our performance relative to forecasts and strategic plans and to benchmark our performance externally against competitors. In addition, management’s incentive compensation will be determined in part using these non-GAAP measures because we believe non-GAAP measures better reflect our core operating performance.
The following are explanations of each type of adjustment that we incorporate into non-GAAP financial measures:
Stock-based compensation expense relates to equity incentive awards granted to our employees, directors, and consultants. Our equity incentive plans are important components of our employee incentive compensation arrangements and are reflected as expenses in our GAAP results. Stock-based compensation expense has been and will continue to be a significant recurring expense for MaxLinear.
Bonuses under our executive and non-executive bonus programs have been excluded from our non-GAAP net income for all periods reported. Bonus payments for the 2018 performance periods were settled through the issuance of shares of common stock under our equity incentive plans in February 2019. We currently expect that bonus awards under our fiscal 2019 program will be settled in common stock in the first quarter of fiscal 2020. While we include the dilutive impact of equity awards in weighted average shares outstanding, the expense associated with stock-based awards reflects a non-cash charge that we exclude from non-GAAP net income.
Expenses incurred in relation to acquisitions include amortization of purchased intangible assets and depreciation of step-up of property and equipment to fair value.
Restructuring charges incurred are related to our restructuring plans which eliminate redundancies and primarily include severance and restructuring costs related to exiting certain facilities.
Expenses incurred in relation to our intellectual property and commercial litigation include professional fees incurred.
Income tax benefits and expense adjustments are those that do not affect cash income taxes payable. Effects of the Tax Act were excluded from Non-GAAP effective tax rate, as applicable.
Reconciliations of non-GAAP measures for the historic periods disclosed in this press release appear below. Because of the inherent uncertainty associated with our ability to project future charges, particularly related to stock-based compensation and its related tax effects as well as potential impairments, we have not provided a reconciliation for non-GAAP guidance provided for the third quarter 2019.
About MaxLinear, Inc.

MaxLinear, Inc. (NYSE:MXL) is a leading provider of radio frequency (RF), analog and mixed-signal integrated circuits for the connected home, wired and wireless infrastructure, and industrial and multi-market applications. MaxLinear is headquartered in Carlsbad, California. For more information, please visit www.maxlinear.com.
MXL is MaxLinear’s registered trademark. Other trademarks appearing herein are the property of their respective owners.
MaxLinear, Inc. Investor Relations Contact:
Steven Litchfield
Tel: 949-333-0080
slitchfield@maxlinear.com

MAXLINEAR, INC.
UNAUDITED GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018
Net revenue	$82,507	$84,635	$101,533
Cost of net revenue	38,427	39,558	45,203
Gross profit	44,080	45,077	56,330
Operating expenses:
Research and development	24,304	27,399	30,211
Selling, general and administrative	22,327	23,591	24,501
Restructuring charges	416	1,917	1,865
Total operating expenses	47,047	52,907	56,577
Loss from operations	(2,967)	(7,830)	(247)
Interest income	192	147	19
Interest expense	(2,853)	(2,975)	(3,694)
Other income (expense), net	(14)	(655)	725
Total interest and other expense, net	(2,675)	(3,483)	(2,950)
Loss before income taxes	(5,642)	(11,313)	(3,197)
Income tax provision (benefit)	(3,413)	(6,462)	11,225
Net loss	$(2,229)	$(4,851)	$(14,422)
Net loss per share:
Basic	$(0.03)	$(0.07)	$(0.21)
Diluted	$(0.03)	$(0.07)	$(0.21)
Shares used to compute net loss per share:
Basic	70,917	69,968	68,335
Diluted	70,917	69,968	68,335

MAXLINEAR, INC.
UNAUDITED GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Six Months Ended
	June 30, 2019	June 30, 2018
Net revenue	$167,142	$212,360
Cost of net revenue	77,985	93,362
Gross profit	89,157	118,998
Operating expenses:
Research and development	51,703	61,332
Selling, general and administrative	45,918	51,618
Restructuring charges	2,333	1,865
Total operating expenses	99,954	114,815
Income (loss) from operations	(10,797)	4,183
Interest income	339	37
Interest expense	(5,828)	(7,588)
Other income (expense), net	(669)	154
Total interest and other expense, net	(6,158)	(7,397)
Loss before income taxes	(16,955)	(3,214)
Income tax provision (benefit)	(9,875)	9,361
Net loss	$(7,080)	$(12,575)
Net loss per share:
Basic	$(0.10)	$(0.18)
Diluted	$(0.10)	$(0.18)
Shares used to compute net loss per share:
Basic	70,445	68,008
Diluted	70,445	68,008

MAXLINEAR, INC.
UNAUDITED GAAP CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018
Operating Activities
Net loss	$(2,229)	$(4,851)	$(14,422)
Adjustments to reconcile net loss to net cash provided by operating activities:
Amortization and depreciation	16,646	16,863	20,051
Amortization of debt issuance costs and accretion of discount on debt and leases	391	402	287
Stock-based compensation	8,207	7,747	7,309
Deferred income taxes	(4,600)	(6,476)	(1,289)
Loss on disposal of property and equipment	11	35	—
Impairment of leasehold improvements	—	1,442	700
Impairment of long-lived assets	—	2,182	—
Gain on extinguishment of lease liabilities	—	(2,880)	—
(Gain) loss on foreign currency	(54)	567	(828)
Excess tax benefits on stock-based awards	(2,074)	(1,737)	(318)
Changes in operating assets and liabilities:
Accounts receivable	3,022	(142)	6,979
Inventory	(122)	(1,015)	1,420
Prepaid expenses and other assets	(648)	604	2,213
Leased right-of-use assets	981	645	—
Accounts payable, accrued expenses and other current liabilities	2,961	1,921	11,540
Accrued compensation	(209)	893	1,401
Accrued price protection liability	(7,649)	2,489	(132)
Lease liabilities	(2,179)	(2,125)	—
Other long-term liabilities	(11)	(519)	913
Net cash provided by operating activities	12,444	16,045	35,824
Investing Activities
Purchases of property and equipment	(524)	(2,155)	(2,423)
Net cash used in investing activities	(524)	(2,155)	(2,423)
Financing Activities
Repayment of debt	(15,000)	(15,000)	(18,000)
Net proceeds from issuance of common stock	3,305	2,628	3,036
Minimum tax withholding paid on behalf of employees for restricted stock units	(5,408)	(4,419)	(1,448)
Net cash used in financing activities	(17,103)	(16,791)	(16,412)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	354	577	793
Increase (decrease) in cash, cash equivalents and restricted cash	(4,829)	(2,324)	17,782
Cash, cash equivalents and restricted cash at beginning of period	71,867	74,191	57,333
Cash, cash equivalents and restricted cash at end of period	$67,038	$71,867	$75,115

MAXLINEAR, INC.
UNAUDITED GAAP CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Six Months Ended
	June 30, 2019	June 30, 2018
Operating Activities
Net loss	$(7,080)	$(12,575)
Adjustments to reconcile net loss to cash provided by operating activities:
Amortization and depreciation	33,509	40,135
Amortization of debt issuance costs and accretion of discount on debt and leases	793	574
Stock-based compensation	15,954	15,782
Deferred income taxes	(11,076)	(3,621)
Loss on disposal of property and equipment	46	—
Impairment of leasehold improvements	1,442	700
Impairment of long-lived assets	2,182	—
Gain on extinguishment of lease liabilities	(2,880)	—
(Gain) loss on foreign currency	513	(357)
Excess tax benefits on stock-based awards	(3,811)	(1,115)
Changes in operating assets and liabilities:
Accounts receivable	2,880	(17,554)
Inventory	(1,137)	9,096
Prepaid expenses and other assets	(44)	3,216
Leased right-of-use assets	1,626	—
Accounts payable, accrued expenses and other current liabilities	4,882	11,119
Accrued compensation	684	3,903
Deferred revenue and deferred profit	—	(138)
Accrued price protection liability	(5,160)	(1,491)
Lease liabilities	(4,304)	—
Other long-term liabilities	(530)	121
Net cash provided by operating activities	28,489	47,795
Investing Activities
Purchases of property and equipment	(2,679)	(4,804)
Net cash used in investing activities	(2,679)	(4,804)
Financing Activities
Repayment of debt	(30,000)	(43,000)
Net proceeds from issuance of common stock	5,933	4,016
Minimum tax withholding paid on behalf of employees for restricted stock units	(9,827)	(3,839)
Net cash used in financing activities	(33,894)	(42,823)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	931	535
Increase (decrease) in cash, cash equivalents and restricted cash	(7,153)	703
Cash, cash equivalents and restricted cash at beginning of period	74,191	74,412
Cash, cash equivalents and restricted cash at end of period	$67,038	$75,115

MAXLINEAR, INC.
UNAUDITED GAAP CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2019	March 31, 2019	June 30, 2018 (1)
Assets
Current assets:
Cash and cash equivalents	$66,629	$71,102	$74,059
Short-term restricted cash	344	347	345
Accounts receivable, net	56,618	59,639	83,648
Inventory	42,875	42,753	44,338
Prepaid expenses and other current assets	6,184	5,479	7,305
Total current assets	172,650	179,320	209,695
Long-term restricted cash	65	418	711
Property and equipment, net	15,738	16,987	20,886
Leased right-of-use assets	20,624	21,543	—
Intangible assets, net	216,342	230,634	281,017
Goodwill	238,330	238,330	238,330
Deferred tax assets	62,667	58,067	42,995
Other long-term assets	2,744	3,583	4,732
Total assets	$729,160	$748,882	$798,366

Liabilities and stockholders’ equity
Current liabilities	$66,918	$73,483	$80,160
Long-term lease liabilities	16,515	18,132	4,538
Long-term debt	226,335	241,044	305,183
Other long-term liabilities	8,016	8,019	8,564
Stockholders’ equity	411,376	408,204	399,921
Total liabilities and stockholders’ equity	$729,160	$748,882	$798,366
_____________
(1) Long-term lease liabilities have been reclassified from other long-term liabilities to conform to current period presentation.

MAXLINEAR, INC.
UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS
(in thousands, except per share data)

	Three Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018
GAAP gross profit	$44,080	$45,077	$56,330
Stock-based compensation	147	130	120
Performance based equity	—	73	47
Amortization of purchased intangible assets	8,478	8,424	8,968
Depreciation of fixed asset step-up	—	—	96
Non-GAAP gross profit	52,705	53,704	65,561

GAAP R&D expenses	24,304	27,399	30,211
Stock-based compensation	(4,222)	(4,213)	(4,454)
Performance based equity	—	(925)	(1,297)
Depreciation of fixed asset step-up	—	(6)	(324)
Non-GAAP R&D expenses	20,082	22,255	24,136

GAAP SG&A expenses	22,327	23,591	24,501
Stock-based compensation	(3,823)	(3,404)	(2,735)
Performance based equity	—	(939)	(730)
Amortization of purchased intangible assets	(5,792)	(5,798)	(7,994)
Depreciation of fixed asset step-up	—	—	(12)
IP litigation costs, net	(13)	—	(19)
Non-GAAP SG&A expenses	12,699	13,450	13,011

GAAP restructuring expenses	416	1,917	1,865
Restructuring charges	(416)	(1,917)	(1,865)
Non-GAAP restructuring expenses	—	—	—

GAAP loss from operations	(2,967)	(7,830)	(247)
Total non-GAAP adjustments	22,891	25,829	28,661
Non-GAAP income from operations	19,924	17,999	28,414

GAAP and non-GAAP interest and other income (expense), net	(2,675)	(3,483)	(2,950)

GAAP loss before income taxes	(5,642)	(11,313)	(3,197)
Total non-GAAP adjustments	22,891	25,829	28,661
Non-GAAP income before income taxes	17,249	14,516	25,464

GAAP income tax provision (benefit)	(3,413)	(6,462)	11,225
Adjustment for non-cash tax benefits/expenses and effects of the Tax Act	4,621	7,478	(9,443)
Non-GAAP income tax provision	1,208	1,016	1,782

GAAP net loss	(2,229)	(4,851)	(14,422)
Total non-GAAP adjustments before income taxes	22,891	25,829	28,661
Less: total tax adjustments	4,621	7,478	(9,443)
Non-GAAP net income	$16,041	$13,500	$23,682

Shares used in computing non-GAAP basic net income per share	70,917	69,968	68,335
Shares used in computing non-GAAP diluted net income per share	72,389	71,900	70,473
Non-GAAP basic net income per share	$0.23	$0.19	$0.35
Non-GAAP diluted net income per share	$0.22	$0.19	$0.34

MAXLINEAR, INC.
UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS
(in thousands, except per share data)

	Six Months Ended
	June 30, 2019	June 30, 2018
GAAP gross profit	$89,157	$118,998
Stock-based compensation	277	226
Performance based equity	73	125
Amortization of purchased intangible assets	16,902	17,937
Depreciation of fixed asset step-up	—	208
Non-GAAP gross profit	106,409	137,494

GAAP R&D expenses	51,703	61,332
Stock-based compensation	(8,435)	(8,828)
Performance based equity	(925)	(2,437)
Depreciation of fixed asset step-up	(6)	(653)
Non-GAAP R&D expenses	42,337	49,414

GAAP SG&A expenses	45,918	51,617
Stock-based compensation	(7,227)	(6,728)
Performance based equity	(939)	(1,779)
Amortization of purchased intangible assets	(11,590)	(15,988)
Depreciation of fixed asset step-up	—	(22)
IP litigation costs, net	(13)	(61)
Non-GAAP SG&A expenses	26,149	27,039

GAAP restructuring expenses	2,333	1,865
Restructuring charges	(2,333)	(1,865)
Non-GAAP restructuring expenses	—	—

GAAP income (loss) from operations	(10,797)	4,183
Total non-GAAP adjustments	48,720	56,857
Non-GAAP income from operations	37,923	61,041

GAAP and non-GAAP interest and other income (expense), net	(6,158)	(7,397)

GAAP loss before income taxes	(16,955)	(3,214)
Total non-GAAP adjustments	48,720	56,857
Non-GAAP income before income taxes	31,765	53,643

GAAP income tax provision (benefit)	(9,875)	9,361
Adjustment for non-cash tax benefits/expenses and effects of the Tax Act	12,099	(5,606)
Non-GAAP income tax provision	2,224	3,755

GAAP net loss	(7,080)	(12,575)
Total non-GAAP adjustments before income taxes	48,720	56,857
Less: total tax adjustments	12,099	(5,606)
Non-GAAP net income	$29,541	$49,888

Shares used in computing non-GAAP basic net income per share	70,445	68,008
Shares used in computing non-GAAP diluted net income per share	72,147	70,460
Non-GAAP basic net income per share	$0.42	$0.73
Non-GAAP diluted net income per share	$0.41	$0.71

MAXLINEAR, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Three Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018
GAAP gross profit	53.4%	53.3%	55.5%
Stock-based compensation	0.2%	0.2%	0.1%
Performance based equity	—%	0.1%	—%
Amortization of purchased intangible assets	10.3%	10.0%	8.8%
Depreciation of fixed asset step-up	—%	—%	0.1%
Non-GAAP gross profit	63.9%	63.5%	64.6%

GAAP R&D expenses	29.5%	32.4%	29.8%
Stock-based compensation	(5.1)%	(5.0)%	(4.4)%
Performance based equity	—%	(1.1)%	(1.3)%
Depreciation of fixed asset step-up	—%	—%	(0.4)%
Non-GAAP R&D expenses	24.3%	26.3%	23.8%

GAAP SG&A expenses	27.1%	27.9%	24.1%
Stock-based compensation	(4.6)%	(4.0)%	(2.7)%
Performance based equity	—%	(1.1)%	(0.7)%
Amortization of purchased intangible assets	(7.0)%	(6.9)%	(7.9)%
Depreciation of fixed asset step-up	—%	—%	—%
IP litigation costs, net	—%	—%	—%
Non-GAAP SG&A expenses	15.4%	15.9%	12.8%

GAAP restructuring expenses	0.5%	2.3%	1.8%
Restructuring charges	(0.5)%	(2.3)%	(1.8)%
Non-GAAP restructuring expenses	—%	—%	—%

GAAP loss from operations	(3.6)%	(9.3)%	(0.2)%
Total non-GAAP adjustments	27.7%	30.5%	28.2%
Non-GAAP income from operations	24.1%	21.3%	28.0%

GAAP and non-GAAP interest and other income (expense), net	(3.2)%	(4.1)%	(2.9)%

GAAP loss before income taxes	(6.8)%	(13.4)%	(3.1)%
Total non-GAAP adjustments before income taxes	27.7%	30.5%	28.2%
Non-GAAP income before income taxes	20.9%	17.2%	25.1%

GAAP income tax provision (benefit)	(4.1)%	(7.6)%	11.1%
Adjustment for non-cash tax benefits/expenses and the effects of the Tax Act	5.6%	8.8%	(9.3)%
Non-GAAP income tax provision	1.5%	1.2%	1.8%

GAAP net loss	(2.7)%	(5.7)%	(14.2)%
Total non-GAAP adjustments before income taxes	27.7%	30.5%	28.2%
Less: total tax adjustments	5.6%	8.8%	(9.3)%
Non-GAAP net income	19.4%	16.0%	23.3%

MAXLINEAR, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Six Months Ended
	June 30, 2019	June 30, 2018
GAAP gross profit	53.3%	56.0%
Stock-based compensation	0.2%	0.1%
Performance based equity	—%	0.1%
Amortization of purchased intangible assets	10.1%	8.4%
Depreciation of fixed asset step-up	—%	0.1%
Non-GAAP gross profit	63.7%	64.7%

GAAP R&D expenses	30.9%	28.9%
Stock-based compensation	(5.0)%	(4.2)%
Performance based equity	(0.6)%	(1.1)%
Depreciation of fixed asset step-up	—%	(0.3)%
Non-GAAP R&D expenses	25.3%	23.3%

GAAP SG&A expenses	27.5%	24.3%
Stock-based compensation	(4.3)%	(3.2)%
Performance based equity	(0.6)%	(0.8)%
Amortization of purchased intangible assets	(6.9)%	(7.5)%
Depreciation of fixed asset step-up	—%	—%
IP litigation costs, net	—%	—%
Non-GAAP SG&A expenses	15.6%	12.7%

GAAP restructuring expenses	1.4%	0.9%
Restructuring charges	(1.4)%	(0.9)%
Non-GAAP restructuring expenses	—%	—%

GAAP income (loss) from operations	(6.5)%	2.0%
Total non-GAAP adjustments	29.1%	26.8%
Non-GAAP income from operations	22.7%	28.7%

GAAP and non-GAAP interest and other income (expense), net	(3.7)%	(3.5)%

GAAP loss before income taxes	(10.1)%	(1.5)%
Total non-GAAP adjustments before income taxes	29.1%	26.8%
Non-GAAP income before income taxes	19.0%	25.3%

GAAP income tax provision (benefit)	(5.9)%	4.4%
Adjustment for non-cash tax benefits/expenses and the effects of the Tax Act	7.2%	(2.6)%
Non-GAAP income tax provision	1.3%	1.8%

GAAP net loss	(4.2)%	(5.9)%
Total non-GAAP adjustments before income taxes	29.1%	26.8%
Less: total tax adjustments	7.2%	(2.6)%
Non-GAAP net income	17.7%	23.5%